UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2008
SanDisk Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26734 (Commission File No.)	77-0191793 (I.R.S. Employer Identification Number
601 McCarthy Boulevard, Milpitas, California 95035
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (408) 801-1000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On June 13, 2008, SanDisk Corporation (the “Registrant”) entered into an agreement with Toshiba Corporation (“Toshiba”) to collaborate on the development of certain types of rewriteable 3D memory (the “3D Collaboration”). Both the registrant and Toshiba will contribute and cross license technology related to the 3D Collaboration and will jointly perform research and development to further the 3D Collaboration.  As part of the licensing of its intellectual property, the Registrant will receive certain licensing payments from Toshiba.
The Registrant and Toshiba currently collaborate in the development and manufacture of NAND-flash memory products using equipment owned or leased by three joint ventures in each of which the Registrant owns a 49.9% interest and Toshiba owns a 50.1% interest.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit
Number	Description of Document
10.1	3D Collaboration Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 16, 2008

SANDISK	CORPORATION

By:	/s/ Judy Bruner
Name:	Judy Bruner
Title:	Executive Vice President, Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document
10.1	3D Collaboration Agreement.